Exhibit 99
Spirit AeroSystems Holdings, Inc.
3801 S. Oliver
Wichita, KS 67278
www.spiritaero.com
Spirit AeroSystems Holdings, Inc. Reports Significant Growth in Revenue and Earnings; Appointed to Boeing’s Global Tanker Team
•	First quarter EPS increased 163 percent to $0.50 as net income grew to $70 million

•	Revenue grew 42 percent to $954 million; Operating earnings more than doubled to $104 million

•	Won new aftermarket business on 777 Thrust Reversers; Chosen by Boeing to provide Next Generation 737 and 777 nacelle component repair and overhaul services; Selected to be on Boeing’s Global Tanker Team

•	2007 guidance reaffirmed, reflecting strength of the commercial aerospace market
Table 1. Summary Financial Results

	1st Quarter
($ in millions, except per share data)	2007	2006[1]	Change
Revenues	$954	$671	42%
Operating Income	$104	$51	104%
Operating Income as a % of Revenues	10.9%	7.5%	340 BPS
Net Income	$70	$23	204%
Net Income as a % of Revenues	7.3%	3.4%	390 BPS
Earnings per Share (Fully diluted)	$0.50	$0.19	163%
Fully Diluted Weighted Avg Share Count (Million)	139.0	117.5

[1]	Excludes Spirit Europe acquired on April 1, 2006
     Wichita, Kan., Apr. 26, 2007 – Spirit AeroSystems Holdings, Inc. [NYSE: SPR] reported significant increases in its first quarter financial results and reaffirmed its 2007 financial guidance, reflecting strong commercial aerospace markets globally and continued execution of the company’s strategy.
     Spirit’s first quarter net income rose over 200 percent to $70 million from $23 million a year ago, and fully diluted earnings per share rose 163 percent to $0.50 per share from $0.19 per share last year. Revenue for the quarter increased 42 percent to $954 million from $671 million, and the company’s operating margins rose to 10.9 percent from 7.5 percent last year. First quarter 2007 results include Spirit Europe which was acquired on April 1, 2006. Spirit Europe’s revenue for the first quarter 2007 was $127 million.
     “Solid overall performance combined with increased production volume and productivity improvements drove this quarter’s results,” said President and Chief Executive Officer Jeff Turner. “Revenues increased, operating margins improved and we continue to make good progress on the 787 program,” Turner added. “We are pleased to make progress in our aftermarket business and to be selected to Boeing’s Global Tanker Team that is offering the KC-767 Advanced Tanker to the United States Air Force. Boeing’s selection of Pratt & Whitney 4062 engines for the program and our sole source supplier agreement with Boeing for thrust reversers on Pratt & Whitney’s engines adds potential growth to our propulsion business and provides potential increased demand for engine pylons and forward fuselages for the KC-767 program. Looking forward, we expect to deliver financial performance that reflects the strength of our design and manufacturing capabilities, the talent of our people, and the application of industry leading technology.”
     The company continued to build momentum in its aftermarket business during the month of April with an initial agreement to provide overhaul services and rotables leasing to Cathay Pacific on up to 10 sets of Trent 800 Thrust Reversers. Additionally, Spirit was designated by Boeing as a provider of nacelle component repair and overhaul services for Boeing 777 and Next Generation 737 airplanes.
     Spirit’s backlog during the quarter increased from $19.2 billion to $19.9 billion, as combined net orders for 323 aircraft at Boeing and Airbus out paced their combined deliveries of 221 aircraft. Spirit’s backlog is calculated based on contractual prices for products and expected delivery volumes from the published firm order backlogs of both Boeing and Airbus.
     During the first quarter, Spirit updated its contract profitability estimates resulting in a favorable change in contract estimates of $6 million. Almost all of the estimate changes are reflected in the Wing Systems segment and were driven by favorable cost trends within the current contract blocks. Because Spirit recognizes changes in contract estimates utilizing the cumulative catch up method of accounting under Statement of Position 81-1, approximately $1 million of the favorable adjustment relates to revenues recognized in 2005, and approximately $5 million relates to revenues recognized in 2006. Largely offsetting the favorable cumulative catch up adjustment in the quarter were certain adjustments at Spirit Europe, including a contract loss provision also recorded in the Wing Systems segment. First quarter 2006 results included a $34 million favorable cumulative catch up adjustment.
     Cash flow from operations for the first quarter 2007 was $50 million reflecting planned increases in working capital primarily for the 787 as the airplane enters production. Cash flow from operations declined 44 percent from the prior year period due to the $71 million reduction in customer advances in the first quarter of 2007. Investments in capital expenditures totaled $88 million in the quarter (Table 2). Over half of the investment in property, plant and equipment supported the start-up of the 787 program.
     Cash balances at the end of the quarter were $157 million, down from year end 2006 levels reflecting planned investment in Spirit’s core businesses. Debt balances at the end of the first quarter were $615 million, down slightly from the year end level.
Table 2. Cash Flow and Liquidity

	1st Quarter
($ in millions)	2007	2006[1]
Cash Flow from Operations	$50	$90
Purchases of Property, Plant & Equipment	($88)	($94)

	March 29	December 31
Liquidity	2007	2006
Cash	$157	$184
Current Portion of Long-term Debt plus Long-term Debt	$615	$618

[1]	Excludes Spirit Europe acquired on April 1, 2006

Outlook
     The company’s financial guidance for 2007 is reaffirmed. The company is forecasting solid growth in 2007 that reflects strong operating performance across business segments and higher commercial airplane deliveries.
     Spirit’s 2007 revenue is expected to be between $4.0 billion and $4.1 billion, approximately 25 percent higher than 2006, as increased market demand for large commercial transport aircraft from Boeing and Airbus drives additional shipset deliveries. This revenue projection is based on previously issued 2007 Boeing and Airbus delivery guidance of 440-445 and 440-450 aircraft, respectively, and includes the initial deliveries to Boeing of Spirit products on the 787 program as well as a full year of revenue from Spirit Europe (Table 3).
Table 3. Financial Outlook

2007 Guidance
Revenues	$4.0B - $4.1B
Operating Income	$400M - $420M
Operating Income as a % of Revenues	9.8% - 10.5%

Depreciation and Amortization	$120M - $125M

Earnings Per Share (Fully Diluted)	$1.80 - $1.90

Effective Tax Rate	~34%

Cash Flow from Operations*	+ / - $280M
Capital Expenditures	+ / - $300M
Customer Reimbursement of Capital Expenditures	~ $45M

Research & Development Expense	+ / - $60M

Average Fully Diluted Shares Outstanding	141M

*	Includes $40-$50 million of customer advances for capital expenditures
     Spirit’s operating margins are expected to be between 9.8 percent and 10.5 percent as benefits from higher volumes, cost reduction and productivity initiatives, as well as lower R&D and stock compensation expenses expand operating margins vs. 2006 actual results. Spirit’s 2007 fully diluted EPS guidance is between $1.80 and $1.90 per share.

     Cash flow from operations is expected to be +/- $280 million, which includes additional working capital spending for the new 787 program. Fiscal 2007 capital expenditures are expected to be +/- $300 million. Approximately 50 percent of the capital expenditures will be utilized to complete the installation of production capacity for the new 787 program. Spirit anticipates approximately $45 million of customer reimbursement to partially offset these capital expenditures.
     Depreciation and amortization expenses are forecasted to be between $120 and $125 million as new capital equipment is placed into service.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes forward-looking statements that reflect the plans and expectations of Spirit AeroSystems Holdings, Inc. To the extent that statements in this press release do not relate to historical or current facts, they constitute forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “continue,” or other similar words. These statements reflect Spirit AeroSystems Holdings, Inc.’s current view with respect to future events and are subject to risks and uncertainties, both known and unknown. Such risks and uncertainties may cause the actual results of Spirit AeroSystems Holdings, Inc. to vary materially from those anticipated in forward-looking statements, and therefore we caution investors not to place undue reliance on them. Potential risks and uncertainties include, but are not limited to: our customers’ aircraft build rates; the ability to enter into supply arrangements with additional customers and satisfy performance requirements under existing contracts; any adverse impact on our customers’ production of aircraft; the success and timely progression of our customers’ new programs including, but not limited to The Boeing Company’s 787 aircraft program; future levels of business in the aerospace and commercial transport industries; competition from original equipment manufacturers and other aerostructures suppliers; the effect of governmental laws; the effect of new commercial and business aircraft development programs; the cost and availability of raw materials; the ability to recruit and retain highly skilled employees and relationships with unions; spending by the United States and other governments on defense; the continuing ability to operate successfully as a stand alone company; the outcome of ongoing or future litigation and regulatory actions; and exposure to potential product liability claims. Additional information as to factors that may cause actual results to differ materially from our forward-looking statements can be found in Spirit AeroSystems Holdings, Inc.’s filings with the United States Securities and Exchange Commission. Spirit AeroSystems Holdings, Inc. undertakes no obligation and does not intend to update publicly any forward-looking statements after the date of this press release, except as required by law.
Appendix

Segment Results
Fuselage Systems
     Fuselage Systems segment revenue for the first quarter was $445 million, up 26 percent over the same period last year as deliveries on the 737 and 777 programs increased. Revenues in the first quarter 2006 were negatively impacted by the IAM strike at Boeing which occurred in September of 2005. Fuselage Systems posted double-digit segment operating margins of 18.6 percent for the first quarter 2007, up from 17.0 percent in the same period of 2006 as R&D expense on the 787 program declined; higher production rates were realized; and 737 model-mixes shifted to longer aircraft types.
Propulsion Systems
     Propulsion Systems segment revenue for the first quarter was $260 million, up 20 percent over the same period last year as deliveries increased in support of primary customer production volume. Propulsion Systems posted improved double-digit segment operating margins of 15.5 percent for the first quarter 2007, up from 13.8 percent in the same period of 2006 as R&D expense on the 787 program declined and higher production rates were realized.
Wing Systems
     Wing Systems segment revenue for the first quarter was $241 million, up from $92 million over the same period last year. Spirit Europe was acquired on April 1, 2006 and contributed $127 million to the first quarter 2007 revenues. Wing Systems posted segment operating margins of 9.6 percent for the first quarter 2007, up from 6.0 percent in the same period of 2006 as R&D expense on the 787 program declined and favorable cost trends generated favorable changes in contract estimates that were largely offset by certain adjustments, including a loss provision at Spirit Europe, during the first quarter 2007.

Table 4. Segment Reporting

	1st Quarter
($ in millions, except margin percent)	2007	2006[1]	Change
Segment Revenues
Fuselage Systems	$445.2	$353.7	25.9%
Propulsion Systems	$260.4	$216.5	20.3%
Wing Systems	$241.2	$92.0	162.2%
All Other	$7.3	$8.6	(15.1%)

Total Segment Revenues	$954.1	$670.8	42.2%

Segment Earnings from Operations
Fuselage Systems	$83.0	$60.1	38.1%
Propulsion Systems	$40.3	$29.8	35.2%
Wing Systems	$23.2	$5.5	321.8%
All Other	$0.8	$0.5	60.0%

Total Segment Operating Earnings	$147.3	$95.9	53.6%

Unallocated Corporate SG&A Expense	($42.5)	($43.4)	2.1%
Unallocated Research & Development Expense	($1.0)	($1.9)	47.4%
Total Earnings from Operations	$103.8	$50.6	105.1%

Segment Operating Earnings as % of Revenues
Fuselage Systems	18.6%	17.0%	160 BPS
Propulsion Systems	15.5%	13.8%	170 BPS
Wing Systems	9.6%	6.0%	360 BPS
All Other	11.0%	5.8%	520 BPS

Total Segment Operating Earnings as % of Revenues	15.4%	14.3%	110 BPS

Total Operating Earnings as % of Revenues	10.9%	7.5%	340 BPS

[1]	Excludes Spirit Europe acquired on April 1, 2006
Contacts:
Investor Relations: Phil Anderson (316) 523-1797
Media: Sam Marnick (316) 523-3330

Spirit AeroSystems Holdings, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 29, 2007	March 30, 2006
	($ in millions, except per share data)
Net Revenues	$954.1	$670.8
Operating costs and expenses:
Cost of sales	794.8	533.0
Selling, general and administrative	45.1	44.8
Research and development	10.4	42.4

Total Costs and Expenses	850.3	620.2
Operating Income	103.8	50.6
Interest expense and financing fee amortization	(8.9)	(11.2)
Interest income	7.7	7.1
Other income, net	2.0	1.4

Income From Continuing Operations Before Income Taxes	104.6	47.9
Income tax provision	(34.8)	(25.4)

Net Income	$69.8	$22.5

Earnings per share
Basic	$0.54	$0.20
Diluted	$0.50	$0.19

Spirit AeroSystems Holdings, Inc.
Condensed Consolidated Balance Sheets

	March 29,	December 31,
	2007	2006
	(unaudited)
	($ in millions)
Current assets
Cash and cash equivalents	$157.3	$184.3
Accounts receivable, net	256.8	200.2
Other receivable	32.6	43.0
Inventory, net	947.0	882.2
Income tax receivable	—	21.7
Other current assets	78.1	89.1

Total current assets	1,471.8	1,420.5
Property, plant and equipment, net	841.0	773.8
Long-term receivable	196.4	191.5
Pension assets	215.4	207.3
Other assets	115.5	129.1

Total assets	$2,840.1	$2,722.2

Current liabilities
Accounts payable	$357.6	$339.1
Accrued expenses	185.8	198.5
Current portion of long-term debt	24.9	23.9
Other current liabilities	21.2	8.2

Total current liabilities	589.5	569.7
Long-term debt	590.2	594.3
Advance payments	600.5	587.4
Other liabilities	124.6	111.8
Shareholders’ equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, Class A par value $0.01, 200,000,000 shares authorized, 68,159,104 and 63,345,834 issued and outstanding, respectively	0.7	0.6
Common stock, Class B par value $0.01, 150,000,000 shares authorized, 71,446,595 and 71,351,347 shares issued and outstanding, respectively	0.7	0.7
Additional paid-in capital	867.2	858.7
Accumulated other comprehensive income	70.4	72.5
Accumulated deficit	(3.7)	(73.5)

Total shareholders’ equity	935.3	859.0

Total liabilities and shareholders’ equity	$2,840.1	$2,722.2

Spirit AeroSystems Holdings, Inc.
Condensed Consolidated Statements of Cash Flow (unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 29, 2007	March 30, 2006
	($ in millions)
Operating activities
Net income	$69.8	$22.5
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense	20.9	16.7
Amortization expense	1.9	1.1
Accretion of long-term receivable	(5.5)	(5.0)
Employee stock compensation expense	6.6	13.4
Loss on disposition of assets	0.1	—
Deferred taxes	6.0	2.3
Pension, net	(8.1)	(3.2)
Changes in assets and liabilities, net of acquisition
Accounts receivable	(54.3)	(75.4)
Inventory, net	(63.6)	(26.5)
Other current assets	10.3	4.4
Accounts payable and accrued liabilities	(11.5)	26.0
Customer advances	29.2	100.0
Income taxes payable	23.8	11.0
Deferred revenue and other deferred credits	9.4	14.7
Other	15.1	(12.0)

Net cash provided by operating activities	50.1	90.0

Investing Activities
Purchase of property, plant and equipment	(87.5)	(93.8)
Reimbursement of capital expenditures	11.4	—
Financial derivatives	1.1	—

Net cash (used in) investing activities	(75.0)	(93.8)

Financing Activities
Principal payments of debt	(4.6)	(1.8)
Pool of windfall tax benefits	2.5	—
Executive stock investments	—	0.5

Net cash (used in) financing activities	(2.1)	(1.3)

Effect of exchange rate changes on cash and cash equivalents	—	—

Net (decrease) in cash and cash equivalents for the period	(27.0)	(5.1)
Cash and cash equivalents, beginning of the period	184.3	241.3

Cash and cash equivalents, end of the period	$157.3	$236.2